                                                                     EXHIBIT 3.1



                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

     Advanstar Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:    That the Board of Directors of Advanstar Holdings, Inc. (the
"Corporation"), by a unanimous written consent effective as of March 17, 1999, duly and validly adopted the following resolutions:


RESOLVED:  That, subject to stockholder approval, the Corporation amend its
           Certificate of Incorporation as filed with the Secretary of State of the State of Delaware (the "Certificate of Incorporation") so that, as amended and restated, Article FIRST of the Certificate of Incorporation shall be read in its entirety as set forth on
           Exhibit A attached hereto.
           ---------

RESOLVED:  That the foregoing amendment is hereby recommended to the stockholders of the Corporation as being advisable and in the best interests of the Corporation and its stockholders.

RESOLVED:  That the proposal to amend the Certificate of Incorporation, as set forth in the preceding resolution, be submitted to the stockholders of the Corporation for their approval in compliance with Section
           242 and 228 of the General Corporation Law of the State of Delaware.

RESOLVED:  That, subject to approval by the stockholders of the proposal to amend the Certificate of Incorporation as described in the foregoing resolution, the Chief Executive Officer or Chief Financial Officer be, and each of them acting singly hereby is, authorized and directed to amend the Certificate of Incorporation as set forth above and to file such amendment with the Secretary of State of the State of Delaware.

     SECOND: That the sole stockholder of the corporation has duly adopted such resolutions by a written consent effective as of March 17, 1999, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, said Advanstar Holdings, Inc. has caused this certificate to be executed by David W. Montgomery, its Chief Financial Officer, on this 17th day of March, 1999.

                              ADVANSTAR HOLDINGS, INC.


                              By:  /s/ David W. Montgomery
                                   -----------------------
                                   David W. Montgomery
                                   Chief Financial Officer

                                                                       Exhibit A
                                                                       ---------


     FIRST.  The name of the corporation is Advanstar, Inc.

                  CERTIFICATE OF OWNERSHIP AND MERGER MERGING
           ADVANSTAR HOLDINGS, INC. WITH AND INTO AHI HOLDING CORP.


     The undersigned, being a duly authorized officer of AHI HOLDING CORP., a Delaware corporation (the "Corporation") does hereby certify, pursuant to
Section 253 of the General Corporation Law of the State of Delaware, to the following information relating to the merger of ADVANSTAR HOLDINGS, INC., a Delaware corporation ("Advanstar Holdings"), with and into the Corporation:

1. The Corporation was incorporated on April 11, 1996 pursuant to and in accordance with the General Corporation Law of the State of Delaware.

2. The Corporation owns 100% of the outstanding shares of capital stock, $.01 par value per share, of Advanstar Holdings, a corporation incorporated on November 19, 1993 pursuant to and in accordance with the General Corporation Law of the State of Delaware.

3. The Board of Directors of the Corporation unanimously consented on April 7, 1998 to the adoption of the following resolutions, which resolutions provided that Advanstar Holdings be merged with and into the Corporation:

RESOLVED:  That, the Corporation merge (the "Merger") into itself Advanstar
           Holdings, Inc., its wholly-owned subsidiary and a Delaware Corporation ("Holdings"); that the Agreement and Plan of Merger by and between the Corporation and Holdings, in substantially the form attached hereto as Exhibit A (the "Agreement and Plan of Merger"), be, and it hereby is, adopted and approved; that; as provided in the Agreement and Plan of Merger, the Certificate of Incorporation be amended as of the effective time of the Merger so as to change the name of the Corporation to Advanstar Holdings, Inc.; and that the Chairman and Chief Executive Officer of the Corporation is hereby authorized, acting singly, to execute and deliver the Agreement and Plan of Merger in the name and on behalf of the Corporation, with such additions, deletions or changes therein as the Chairman and Chief Executive Officer may, acting alone, in his sole discretion, deem necessary, desirable, convenient or appropriate and consistent with the best interests of the Corporation, his execution and delivery thereof to be conclusive evidence of his authority to so act and of this approval thereof.

RESOLVED:  That, the officers of the Corporation are hereby directed to make, execute and acknowledge a Certificate of Ownership and Merger and to cause the same to be filed in the office of the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect the Merger and the foregoing resolution; and that the Merger shall become effective upon the effective filing of all documents or instruments necessary to perfect the Merger pursuant to the requirements of the General Corporation Law of the State of Delaware and the laws of the State of Delaware.

RESOLVED:  That the officers of the Corporation be, and each of the officers acting alone hereby is, authorized and empowered, for and on behalf of the Corporation, to execute and deliver any and all other documents, papers or instruments and to do or cause to be done any and all such acts and things as they, or any of them, may deem necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intents of the foregoing resolutions.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be duly executed and delivered on behalf of the Corporation this 10th day of June, 1998.

                              AHI HOLDING CORP.


                              By:  /s/ Robert L. Krakoff
                                   ---------------------
                                   Robert L. Krakoff
                                   Chairman and Chief Executive Officer



ATTEST:


/s/ David W. Montgomery
-----------------------
David W. Montgomery
Secretary

                                   Exhibit A

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of the 10th day of June, 1998 by and between AHI Holding Corp., a corporation organized under the laws of the State of Delaware ("AHI"), and Advanstar Holdings, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of AHI ("Holdings"). The two corporations are hereinafter sometimes called the "Constituent Corporations." Holdings is hereinafter also sometimes referred to as the "Merged Corporation," and AHI is hereinafter also sometimes referred to as the "Surviving Corporation."

          WITNESSETH THAT:

          WHEREAS, the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that Holdings be merged with and into AHI under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the statutes of the State of Delaware; and

          WHEREAS, AHI by its Certificate of Incorporation has an authorized capital stock consisting of 20,000,000 shares of Common Stock, $.01 par value per share, of which 16,733,333 shares of such Common Stock are now issued and outstanding; and

          WHEREAS, Holdings by its Certificate of Incorporation has an authorized capital stock consisting of 3,000,000 shares of Common Stock, no par value, of which 100 shares are now issued and outstanding, all of which are owned solely by AHI, and 100,000 shares of Preferred Stock, $.01 par value per share, of which no shares are outstanding; and

          NOW, THEREFORE, the Constituent Corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of such merger and mode of carrying the same into effect as follows:

          FIRST: AHI hereby merges into itself Holdings and Holdings shall be and hereby is merged into AHI, which shall be the Surviving Corporation. The separate existence of Holdings shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purposes of this Agreement and except as continued in the Surviving Corporation.

          SECOND: The Certificate of Incorporation of AHI, as in effect at the time of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed as provided therein or in accordance with the law; provided that the Certificate of the AHI shall be amended at the effective time of the merger to provide the name of the Surviving Corporation shall be Advanstar Holdings, Inc.

          THIRD: The effect of the Merger on the outstanding shares of the capital stock of the Merged Corporation shall be as follows:

          (a) Each share of Common Stock of the Merged Corporation which shall be outstanding at the effective time of the merger, and all rights in respect thereof shall, without any further action on the part of anyone, be canceled.

          (b) After the effective time of the merger, each holder of a certificate or certificates which theretofore represented shares of Common Stock of the Merged Corporation shall cease to have any rights as a stockholder of the Merged Corporation except as such are expressly reserved to such stockholder by statute.

          FOURTH: The terms and conditions of the merger are as follows :

          (a) The by-laws of AHI as they shall exist at the effective time of the merger shall be and remain the by-laws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided or in accordance with law.

          (b) The directors and officers of AHI shall continue in office until the next annual meeting of stockholders or directors, respectively, and until their successors shall have been elected and qualified.

          (c) At and after the effective time of the merger, the Surviving Corporation shall succeed to and possess, without further act or deed, all the rights, privileges, obligations, powers and franchises, both public and private, and all of the property, real, personal and mixed, of each of the Constituent Corporations; all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions, shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations shall be as effectively the property of the Surviving Corporation as they were of the respective Constituent Corporations; the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; and the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the Constituent Corporations against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

          (d) As and when requested by the Surviving Corporation or by its successors or assigns, the Merged Corporation will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action that the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of either of the Constituent Corporations acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of the Merged Corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

          (e) This Agreement shall not be submitted to the stockholders of each of the Constituent Corporations as permitted by law and specifically by Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"). The merger shall take effect when any and all documents or instruments necessary to perfect the merger, pursuant to the requirements of the DGCL, are accepted for filing by the Secretary of State of the State of Delaware.

          (f) This Agreement may be terminated or abandoned by the mutual consent of the Constituent Corporations, each acting by its Board of Directors prior to the effective time of the merger. In the event of such termination or abandonment, this Agreement shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of its Board of Directors or stockholders.

          (g) All corporate acts, plans, policies, approvals and authorizations of Holdings, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be effective and binding thereon as they were on Holdings. The employees of Holdings shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits they enjoyed as employees of Holdings.

          (h) From the effective time of the merger, the officers and directors of the Surviving Corporation are hereby authorized in the name of the corporations that were the Constituent Corporations to execute, acknowledge and deliver all instruments and do all things as may be necessary or desirable to vest in the Surviving Corporation any property or rights of either of the Constituent Corporations or to carry out the purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Chairman and Chief Executive Officer and attested by the Secretary, as indicated below, of each party hereto.

                              AHI HOLDING CORP.


                              By:  /s/ Robert L. Krakoff
                                   ---------------------
                                   Robert L. Krakoff
                                   Chairman and Chief Executive Officer


ATTEST:


/s/ David W. Montgomery
-----------------------
David W. Montgomery
Secretary


                              ADVANSTAR HOLDINGS, INC.


                              By:  /s/ Robert L. Krakoff
                                   ---------------------
                                   Robert L. Krakoff
                                   Chairman and Chief Executive Officer


ATTEST:


/s/ David W. Montgomery
-----------------------
David W. Montgomery
Secretary

                   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
                      INCORPORATION OF AHI HOLDING CORP.

          AHI Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST: Article Fourth of the Certificate of Incorporation of this corporation be amended to read as follows:

          FOURTH: This corporation is authorized to issue only one class of shares of stock and the total number of shares which this corporation is authorized to issue is 20,000 with a par value of $0.01 per share. Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 100 shares.

          SECOND: That said amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Mitchell Cohen, its authorized officer, this 20th day of May, 1997.
          --------------

                                   By: /s/ Mitchell Cohen
                                       -------------------
                                       Mitchell Cohen
                                       Title:  Vice President

           CERTIFICATE OF CORRECTION OF AMENDMENT OF CERTIFICATE OF
                      INCORPORATION OF AHI HOLDING CORP.

          AHI Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, pursuant to
Section 103 (f) of the General Corporation Law of the State of Delaware:

          FIRST: The Certificate of Amendment of the Certificate of Incorporation of AHI Holding Corporation dated May 28, 1996 (the "Amendment") inaccurately states such Amendment, in that such certificate purported to change the par value of the corporation's common stock from $0.01 per share to shares without par value.

          SECOND: Article First of the Certificate of Amendment is corrected as follows:

          FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

          RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the corporation that Article Fourth of the Certificate of Incorporation be amended to read as follows:

          FOURTH: The total number of shares of stock which this corporation is authorized to issue is 200,000 with a par value of $0.01 per share.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by the undersigned officers this 30th day of May, 1996.



                              By: /s/ Mitchell R. Cohen
                                  ---------------------
                                  Mitchell R. Cohen
                                  Title:  Vice President


ATTEST:

/s/ Paul J. Mundie
------------------
By:  Paul J. Mundie
     Assistant Secretary

        CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF AHI
                                 HOLDING CORP.

          AHI Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

          RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the corporation that Article Fourth of the Certificate of Incorporation be amended to read as follows:

          FOURTH: The total number of shares of stock which this corporation is authorized to issue is 200,000 without par value.

          SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be
signed by                this 28th day of May, 1996.
          --------------      ----



                                   /s/ Mitchell R. Cohen
                                   ---------------------
                                   By:  Mitchell R. Cohen,
                                        Vice President


ATTEST:


-------------------------
By:  Timothy G. _________

               CERTIFICATE OF INCORPORATION OF AHI HOLDING CORP.

          FIRST.  The name of the corporation is AHI Holding Corp.
          -----

          SECOND.  The address of the corporation's registered office in the
          ------
State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. Its registered agent at that address is Corporation Service Company.

          THIRD.  The nature of the business or purposes to be conducted or
          -----
promoted by the corporation is to engage in any lawful act or activity of which corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

          FOURTH.  The total number of shares of all classes of capital stock
          ------
which the corporation is authorized to issue is 3,000 shares of common stock with a par value of $0.01 per share.

          FIFTH. The name and mailing address of the corporation's sole
          -----
incorporator is:

                  Bonnie Thompson
                  Heller Ehrman White & McAuliffe
                  333 Bush Street
                  San Francisco, CA   94104

          SIXTH.  The corporation shall have a perpetual existence.
          -----

          SEVENTH.   No director of the corporation shall be personally liable
          -------
to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GLC or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended to authorize or require corporate action that further eliminates or limits the personal liability of directors, then the liability of the directors of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the corporation existing at the time of the repeal or modification.

          EIGHTH. In addition to all powers granted to the board of directors
          ------
under the GCL:

          A. The board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

          B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

          NINTH.  The corporation reserves the right to amend or repeal any
          -----
provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. All rights conferred upon the corporation's stockholders are granted subject to this reservation.

                              *        *        *

          Being the sole incorporator, for the purpose of forming a corporation pursuant to the GCL, I do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated above are true, and accordingly have hereunto set my hand on April 11, 1996.

                                   /s/ Bonnie Thompson
                                   -------------------
                                   Bonnie Thompson,
                                   Sole Incorporator